EXHIBIT 5


                   [LETTERHEAD OF JONES, DAY, REAVIS & POGUE]







                                  April 2, 1998



Law Companies Group, Inc.
114 Townpark Drive
Suite 500
Kennesaw, Georgia 30144

                           Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for Law Companies Group, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, of 125,000 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share, pursuant to the Company's 1990 Stock Option Plan (the "Plan").

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that the Shares will be, when issued in accordance with the Plan at not less than the par value of the Shares, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Company's Registration Statement on Form S-8.

                                 Very truly yours,

                                 /s/ Jones, Day, Reavis & Pogue

                                 JONES, DAY, REAVIS & POGUE